EXHIBIT 99.1
NEWS
REPUBLIC CONTACTS

Media Inquiries:	Will Flower	(480) 718-6565
Investor Inquiries:	Ed Lang	(480) 627-7128
REPUBLIC SERVICES, INC.
REPORTS THIRD QUARTER EARNINGS AND
INCREASES CASH FLOW GUIDANCE BY $50 MILLION FOR 2010
•	Third quarter earnings per share of $0.35 or $0.45 as adjusted

•	Adjusted free cash flow guidance increased to $800 million

•	Full year, adjusted EPS guidance of $1.69 — $1.71 reaffirmed
Phoenix, AZ, November 4, 2010...Republic Services, Inc. (NYSE: RSG) today reported net income of $134.2 million, or $0.35 per diluted share, for the three months ended September 30, 2010, versus $120.5 million, or $0.32 per diluted share, for the comparable period last year.
Republic’s net income for the three months ended September 30, 2010 and 2009 includes a number of charges and other expenses that impacted its results. A detail of these charges and other expenses is contained in the Reconciliation of Certain Non-GAAP Measures section of this document. Excluding these items, net income for the three months ended September 30, 2010 and 2009 would have been $172.8 million, or $0.45 per diluted share, and $149.3 million, or $0.39 per diluted share, respectively.
Excluding certain charges and other expenses recorded during 2010 and 2009 as described in the Reconciliation of Certain Non-GAAP Measures section of this document, adjusted earnings before interest, taxes, depreciation, depletion, amortization and accretion (adjusted EBITDA) for the three months ended September 30, 2010 would have been $634.8 million, or 30.8% as a percentage of revenue, compared to $640.7 million, or 30.9% as a percentage of revenue, for the comparable 2009 period.

Revenue for the three months ended September 30, 2010 decreased to $2,061.7 million compared to $2,073.5 million for the same period in 2009. Core price for the three months ended September 30, 2010 increased 1.5%, fuel surcharges increased 0.5% and commodity pricing increased 0.6%. Offsetting this growth of 2.6% for the three months ended September 30, 2010 were decreases of 2.5% in core volume and 0.7% related to divestitures.
For the nine months ended September 30, 2010, net income was $358.9 million, or $0.93 per diluted share, compared to $459.4 million, or $1.21 per diluted share, for the comparable period last year. Republic’s net income for the nine months ended September 30, 2010 and 2009 includes a number of charges and other (gains) expenses that impacted our results. A detail of these charges and other (gains) expenses is contained in the Reconciliation of Certain Non-GAAP Measures section of this document. Excluding these items, net income for the nine months ended September 30, 2010 and 2009 would have been $496.8 million, or $1.29 per diluted share, and $438.6 million, or $1.16 per diluted share, respectively.
Excluding certain charges and other (gains) expenses recorded during 2010 and 2009 as described in the Reconciliation of Certain Non-GAAP Measures section of this document, adjusted EBITDA for the nine months ended September 30, 2010 would have been $1,900.3 million, or 31.2% as a percentage of revenue, compared to $1,921.3 million, or 31.0% as a percentage of revenue, for the comparable 2009 period.
Revenue for the nine months ended September 30, 2010 decreased to $6,085.8 million compared to $6,200.1 million for the same period in 2009. Core price for the nine months ended September 30, 2010 increased 1.7%, fuel surcharges increased 0.7% and commodities pricing increased 1.4%. Offsetting this growth of 3.8% for the nine months ended September 30, 2010 were decreases of 4.3% in core volume and 1.3% related to divestitures.
“Our business remains on track and our field organization continues to secure pricing growth in excess of inflation, achieve productivity improvements and maintain strong margins despite sluggish economic conditions,” said Don Slager, President and Chief Operating Officer. “Our continued strong free cash flow has allowed us to execute our financial strategy, which includes returning free cash flow to our shareholders by reinstating our share repurchase program and through our dividend program. We have raised our 2010 free cash flow guidance by $50 million to $800 million to reflect the favorable impact of bonus depreciation.”
James E. O’Connor, Chairman and Chief Executive Officer also commented on the Company’s performance, stating “We have successfully completed the integration of the two companies which includes migrating to a single billing and operating platform. I am extremely pleased with the performance of the entire organization as we worked our way through the integration process over the past two years. The people of Republic Services have all worked tirelessly to complete a large scale merger that creates lasting value for shareholders and allows us to better serve our valued customers.”
Quarterly Dividend
Republic’s Board of Directors has approved a regular quarterly dividend of $0.20 per share to be paid on January 18, 2011 to shareholders of record on January 3, 2011.
About Republic
Republic Services, Inc. provides recycling and solid waste collection, transfer and disposal services in the United States. The Company’s various operating units, including collection companies, transfer stations, recycling centers and landfills, are focused on providing reliable environmental services and solutions for commercial, industrial, municipal and residential customers. For more information, visit the Republic Services web site at www.republicservices.com. The Company participates in investor presentations and conferences throughout the year. Interested parties can find a schedule of these conferences at www.republicservices.com by selecting “Calendar” under the Investor Relations tab. Live audio presentations from earnings calls and investor conferences are web cast on the Republic web site.

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA
REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$120.5	$48.0
Accounts receivable, less allowance for doubtful accounts of $48.8 and $55.2, respectively	895.7	865.1
Prepaid expenses and other current assets	200.8	156.5
Deferred tax assets	113.2	195.3

Total current assets	1,330.2	1,264.9
Restricted cash and marketable securities	206.1	240.5
Property and equipment, net	6,586.9	6,657.7
Goodwill, net	10,646.8	10,667.1
Other intangible assets, net	450.7	500.0
Other assets	237.3	210.1

Total assets	$19,458.0	$19,540.3

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	473.0	592.8
Notes payable and current maturities of long-term debt	1,091.9	543.0
Deferred revenue	321.8	331.1
Accrued landfill and environmental costs, current portion	213.7	245.4
Accrued interest	83.6	96.2
Other accrued liabilities	651.3	740.2

Total current liabilities	2,835.3	2,548.7
Long-term debt, net of current maturities	5,836.0	6,419.6
Accrued landfill and environmental costs, net of current portion	1,423.8	1,383.2
Deferred income taxes and other long-term liabilities	964.6	1,040.5
Self-insurance reserves, net of current portion	291.2	302.0
Other long-term liabilities	321.1	279.2
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 399.1 and 395.7 issued including shares held in treasury, respectively	4.0	4.0
Additional paid-in capital	6,404.8	6,316.1
Retained earnings	1,819.5	1,683.1
Treasury stock, at cost (15.0 and 14.9 shares, respectively)	(459.1)	(457.7)
Accumulated other comprehensive loss, net of tax	14.7	19.0

Total Republic Services, Inc. stockholders’ equity	7,783.9	7,564.5
Noncontrolling interests	2.1	2.6

Total stockholders’ equity	7,786.0	7,567.1

Total liabilities and stockholders’ equity	$19,458.0	$19,540.3

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue	$2,061.7	$2,073.5	$6,085.8	$6,200.1
Expenses:
Cost of operations	1,224.9	1,207.5	3,580.0	3,643.1
Depreciation, amortization and depletion	211.6	218.3	628.4	658.7
Accretion	20.1	22.2	60.5	67.4
Selling, general and administrative	209.4	225.4	630.5	658.7
Loss (gain) on disposition of assets and impairments, net	25.5	0.9	27.1	(144.3)
Restructuring charges	2.6	12.3	9.6	55.9

Operating income	367.6	386.9	1,149.7	1,260.6
Interest expense	(122.0)	(144.8)	(387.0)	(448.8)
Loss on extinguishment of debt	(19.4)	(31.8)	(151.7)	(31.8)
Interest income	0.4	0.5	0.5	1.7
Other income, net	3.1	1.3	4.7	2.8

Income before income taxes	229.7	212.1	616.2	784.5
Provision for income taxes	95.2	91.1	256.6	323.9

Net income	134.5	121.0	359.6	460.6
Less: Net income attributable to noncontrolling interests	(0.3)	(0.5)	(0.7)	(1.2)

Net income attributable to Republic Services, Inc.	$134.2	$120.5	$358.9	$459.4

Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$0.35	$0.32	$0.94	$1.21

Weighted average common shares outstanding	384.0	379.7	382.6	379.3

Diluted earnings per share attributable to Republic Services, Inc. stockholders
Diluted earnings per share	$0.35	$0.32	$0.93	$1.21

Weighted average common and common equivalent shares outstanding	386.1	381.1	384.7	380.3

Cash dividends per common share	$0.20	$0.19	$0.58	$0.57

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Nine Months Ended September 30,
	2010	2009
Cash provided by operating activities:
Net income	$359.6	$460.6
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization of property and equipment	384.0	389.9
Landfill depletion and amortization	191.5	216.3
Amortization of intangible and other assets	52.9	52.5
Accretion	60.5	67.4
Non-cash interest expense — debt	40.9	76.0
Non-cash interest expense — other	36.2	33.3
Restructuring related charges	(1.8)	33.2
Stock-based compensation	18.3	11.6
Deferred tax (benefit) provision	(1.7)	5.6
Provision for doubtful accounts, net of adjustments	14.4	16.8
Excess income tax benefit from stock option exercises	(2.9)	(1.4)
Asset impairments	11.5	10.4
Loss on extinguishment of debt	151.7	31.8
Loss (gain) on disposition of assets, net	5.8	(156.2)
Other non-cash items	2.7	(0.1)
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(48.6)	1.0
Prepaid expenses and other assets	(36.9)	2.6
Accounts payable	(81.1)	(64.0)
Restructuring and synergy related expenditures	(15.8)	(53.4)
Capping, closure and post-closure expenditures	(62.2)	(60.2)
Remediation expenditures	(32.2)	(42.6)
Other liabilities	(83.1)	(18.7)

Cash provided by operating activities	963.7	1,012.4

Cash used in investing activities:
Purchases of property and equipment	(571.4)	(542.5)
Proceeds from sales of property and equipment	17.4	22.8
Cash used in acquisitions, net of cash acquired	(21.4)	(0.1)
Cash proceeds from divestitures, net of cash divested	50.6	473.3
Change in restricted cash and marketable securities	33.0	27.1
Other	(0.6)	—

Cash used in investing activities	(492.4)	(19.4)

Cash used in financing activities:
Proceeds from notes payable and long-term debt	1,069.5	948.2
Proceeds from issuance of senior notes, net of discount	1,499.4	645.4
Payments of notes payable and long-term debt	(2,763.3)	(2,323.7)
Premiums paid on extinguishment of debt	(30.4)	(18.0)
Fees paid to issue and retire senior notes and certain hedging relationships	(23.7)	(9.0)
Issuances of common stock	67.1	17.9
Excess income tax benefit from stock option exercises	2.9	1.4
Purchases of common stock for treasury	(1.4)	(0.5)
Cash dividends paid	(217.7)	(216.1)
Distributions paid to noncontrolling interests	(1.2)	—

Cash used in financing activities	(398.8)	(954.4)

Increase in cash and cash equivalents	72.5	38.6
Cash and cash equivalents at beginning of period	48.0	68.7

Cash and cash equivalents at end of period	$120.5	$107.3

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2009. All amounts below are in millions, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three and nine months ended September 30, 2010 and 2009:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2010		2009		2010		2009
Collection:
Residential	$548.4	26.6%	$548.0	26.4%	$1,629.2	26.8%	$1,644.6	26.5%
Commercial	624.6	30.3	634.4	30.6	1,868.8	30.7	1,926.8	31.1
Industrial	387.4	18.8	396.2	19.1	1,118.8	18.4	1,173.4	18.9
Other	7.3	0.4	6.5	0.3	21.1	0.3	20.1	0.4

Total collection	1,567.7	76.1	1,585.1	76.4	4,637.9	76.2	4,764.9	76.9
Transfer and disposal	778.2		789.4		2,262.0		2,374.9
Less: Intercompany	(394.5)		(392.7)		(1,152.4)		(1,191.3)

Transfer and disposal, net	383.7	18.6	396.7	19.1	1,109.6	18.2	1,183.6	19.1
Other	110.3	5.3	91.7	4.5	338.3	5.6	251.6	4.0

Total revenue	$2,061.7	100.0%	$2,073.5	100.0%	$6,085.8	100.0%	$6,200.1	100.0%

The following table reflects changes in our core adjusted revenue for the three and nine months ended September 30, 2010 and 2009. For comparative purposes, we have presented the components of our revenue changes for the three and nine months ended September 30, 2009 assuming our merger with Allied occurred on January 1, 2008.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Core price	1.5%	2.8%	1.7%	3.2%
Fuel surcharges	0.5	(3.6)	0.7	(2.6)
Commodities	0.6	(1.9)	1.4	(2.4)

Total price	2.6	(2.7)	3.8	(1.8)
Volume	(2.5)	(10.1)	(4.3)	(9.6)

Total internal growth	0.1	(12.8)	(0.5)	(11.4)
Acquisitions / divestitures, net	(0.7)	(1.9)	(1.3)	(1.1)
Intercompany eliminations	—	(0.3)	—	(0.3)

Total	(0.6)%	(15.0)%	(1.8)%	(12.8)%

RECONCILIATION OF CERTAIN NON-GAAP MEASURES
Earnings before Interest, Taxes, Depreciation, Depletion, Amortization and Accretion
Earnings before interest, taxes, depreciation, depletion, amortization and accretion (EBITDA), which is not a measure determined in accordance with GAAP, for the three and nine months ended September 30, 2010 and 2009 is calculated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net income attributable to Republic Services, Inc.	$134.2	$120.5	$358.9	$459.4
Net income attributable to noncontrolling interests	0.3	0.5	0.7	1.2
Provision for income taxes	95.2	91.1	256.6	323.9
Other income, net	(3.1)	(1.3)	(4.7)	(2.8)
Interest income	(0.4)	(0.5)	(0.5)	(1.7)
Loss on extinguishment of debt	19.4	31.8	151.7	31.8
Interest expense	122.0	144.8	387.0	448.8
Depreciation, amortization and depletion	211.6	218.3	628.4	658.7
Accretion	20.1	22.2	60.5	67.4

EBITDA	$599.3	$627.4	$1,838.6	$1,986.7

We believe that the presentation of EBITDA is useful to investors because it provides important information concerning our operating performance exclusive of certain non-cash costs. EBITDA demonstrates our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit rating and minimizing debt, paying cash dividends, making share repurchases, and maintaining and improving our market position through business optimization. This measure has limitations. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years. Our definition of EBITDA may not be comparable to similarly titled measures presented by other companies.
Adjusted Earnings
Reported diluted earnings per share were $0.35 and $0.93 for the three and nine months ended September 30, 2010, respectively, compared to $0.32 and $1.21 for the comparable 2009 periods. During the three and nine months ended September 30, 2010 and 2009, we recorded a number of charges and other expenses and net loss (gain) on disposition of assets that impacted our EBITDA, pre-tax income, net income attributable to Republic Services, Inc., (Net Income — Republic) and diluted earnings per share. These items primarily consist of the following:

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
			Net	Diluted			Net	Diluted
		Pre-tax	Income -	Earnings		Pre-tax	Income -	Earnings
	EBITDA	Income	Republic	per Share	EBITDA	Income	Republic	per Share
As reported	$599.3	$229.7	$134.2	$0.35	$627.4	$212.1	$120.5	$0.32
Loss on extinguishment of debt	—	19.4	9.2	0.02	—	31.8	19.7	0.05
Costs to achieve synergies	7.4	7.4	4.5	0.01	8.9	8.9	5.5	0.01
Restructuring charges	2.6	2.6	1.6	0.01	12.3	12.3	7.6	0.02
Remediation recoveries	—	—	—	—	(8.8)	(8.8)	(5.4)	(0.01)
Loss on disposition of assets and impairments, net	25.5	25.5	23.3	0.06	0.9	0.9	1.4	—

Adjusted	$634.8	$284.6	$172.8	$0.45	$640.7	$257.2	$149.3	$0.39

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
			Net	Diluted			Net	Diluted
		Pre-tax	Income -	Earnings		Pre-tax	Income -	Earnings
	EBITDA	Income	Republic	per Share	EBITDA	Income	Republic	per Share
As reported	$1,838.6	$616.2	$358.9	$0.93	$1,986.7	$784.5	$459.4	$1.21
Loss on extinguishment of debt	—	151.7	92.5	0.24	—	31.8	19.7	0.05
Costs to achieve synergies	25.0	25.0	15.3	0.04	31.8	31.8	19.5	0.05
Restructuring charges	9.6	9.6	5.9	0.02	55.9	55.9	34.1	0.09
Remediation recoveries	—	—	—	—	(8.8)	(8.8)	(5.4)	(0.01)
Loss (gain) on disposition of assets and impairments, net	27.1	27.1	24.2	0.06	(144.3)	(144.3)	(88.7)	(0.23)

Adjusted	$1,900.3	$829.6	$496.8	$1.29	$1,921.3	$750.9	$438.6	$1.16

We believe that the presentation of adjusted EBITDA, adjusted pre-tax income, adjusted net income attributable to Republic Services Inc., and adjusted diluted earnings per share, which are not measures determined in accordance with GAAP, provide an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. Comparable charges and costs have been incurred in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Our definition of adjusted EBITDA, adjusted pre-tax income, adjusted net income attributable to Republic Services Inc., and adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.
Cash Flow
We define free cash flow, which is not a measure determined in accordance with GAAP, as cash provided by operating activities less purchases of property and equipment plus proceeds from sales of property and equipment as presented in our consolidated statements of cash flows. Our free cash flow for the three and nine months ended September 30, 2010 and 2009 is calculated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Cash provided by operating activities	$368.9	$324.8	$963.7	$1,012.4
Purchases of property and equipment	(186.0)	(187.4)	(571.4)	(542.5)
Proceeds from sales of property and equipment	4.8	6.1	17.4	22.8

Free cash flow	$187.7	$143.5	$409.7	$492.7

We define adjusted free cash flow, which is not a measure determined in accordance with GAAP, as cash provided by operating activities, less property and equipment received, plus proceeds from sales of property and equipment, plus merger related expenditures, net of tax, plus tax settlement related to BFI risk management companies. Our adjusted free cash flow for the nine months ended September 30, 2010 is calculated as follows:

Nine Months
Ended
September 30,
2010
Cash provided by operating activities	$963.7
Property and equipment received	(535.4)
Proceeds from sales of property and equipment	17.4
Merger related expenditures, net of tax	16.4
Tax settlement related to BFI risk management companies	110.6
Divestiture related tax payments	6.2

Adjusted free cash flow	$578.9

We believe that the presentation of adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after expenditures for property and equipment received, plus proceeds from sales of property and equipment, plus merger related expenditures, net of tax, plus tax settlement related to BFI risk management companies. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary expenditures because it excludes certain expenditures that are required or to which we have committed such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.
Purchases of property and equipment as reflected on our consolidated statements of cash flows and the free cash flow presented above represent amounts paid during the period for such expenditures. A reconciliation of property and equipment reflected on our consolidated statements of cash flows to property and equipment received during the period is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$186.0	$187.4	$571.4	$542.5
Adjustments for property and equipment received during the prior period but paid for in the following period, net	21.6	(7.3)	(36.0)	(41.5)

Property and equipment received during the period	$207.6	$180.1	$535.4	$501.0

The adjustments noted above do not affect our net change in cash and cash equivalents as reflected in our consolidated statements of cash flows.

As of September 30, 2010, accounts receivable was $895.7 million, net of allowance for doubtful accounts of $48.8 million, resulting in days sales outstanding of approximately 40 (or 25 net of deferred revenue).
CASH DIVIDENDS
In July 2010, we paid a cash dividend of $72.8 million to stockholders of record as of July 1, 2010. As of September 30, 2010, we recorded a dividend payable of $76.9 million to stockholders of record at the close of business on October 1, 2010, which was paid on October 15, 2010. In November 2010, our Board of Directors declared a regular quarterly dividend of $0.20 per share payable to stockholders of record as of January 3, 2011, which will be paid on January 18, 2011.
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information included herein constitute forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “could,” “projected” and similar expressions are intended to identify forward-looking statements. These statements include statements about the expected benefits of the merger, our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are:
•	the impact on us of our substantial post-merger indebtedness, including on our ability to obtain financing on acceptable terms to finance our operations and growth strategy and to operate within the limitations imposed by financing arrangements;

•	general economic and market conditions, including the current global economic and financial market crisis, inflation and changes in commodity pricing, fuel, labor, risk and health insurance and other variable costs that are generally not within our control, and our exposure to credit and counterparty risk;

•	whether our estimates and assumptions concerning our selected balance sheet accounts, income tax accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to our landfills and property and equipment (including our estimates of the fair values of the assets and liabilities acquired in our acquisition of Allied), and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate;

•	competition and demand for services in the solid waste industry;

•	the fact that price increases to our customers may not be adequate to offset the impact of increased costs, including labor, third-party disposal and fuel, and may cause us to lose volume;

•	our ability to manage growth and execute our growth strategy;

•	our compliance with, and future changes in, environmental and flow control regulations and our ability to obtain approvals from regulatory agencies in connection with operating and expanding our landfills;

•	our ability to retain our investment grade ratings for our debt;

•	our dependence on key personnel;

•	our dependence on large, long-term collection, transfer and disposal contracts;

•	our business is capital intensive and may consume cash in excess of cash flow from operations;

•	any exposure to environmental liabilities, to the extent not adequately covered by insurance, could result in substantial expenses;

•	risks associated with undisclosed liabilities of acquired businesses;

•	risks associated with pending and future legal proceedings, including litigation, audits or investigations brought by or before any governmental body;

•	severe weather conditions, which could impair our financial results by causing increased costs, loss of revenue, reduced operational efficiency or disruptions to our operations;

•	compliance with existing and future legal and regulatory requirements, including limitations or bans on disposal of certain types of wastes or on the transportation of waste, which could limit our ability to conduct or grow our business, increase our costs to operate or require additional capital expenditures;

•	workforce factors, including potential increases in our costs if we are required to provide additional funding to any multi-employer pension plan to which we contribute and the negative impact on our operations of union organizing campaigns, work stoppages or labor shortages;

•	the negative effect that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills;

•	changes by the Financial Accounting Standards Board or other accounting regulatory bodies to generally accepted accounting principles or policies; and

•	acts of war, riots or terrorism, including the events taking place in the Middle East and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the United States.
The risks included here are not exhaustive. Refer to “Part I, Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except to the extent required by applicable law or regulation, we undertake no obligation to update or publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.